UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 30, 2026, Nuvation Bio Inc. (the “Company”) completed its registered underwritten public offering (the “Offering”) of $250.0 million aggregate principal amount of 0.75% Convertible Senior Notes due 2032 (the “Notes”), pursuant to the Underwriting Agreement, dated June 25, 2026 (the “Underwriting Agreement”) with Jefferies LLC, Citigroup Global Markets Inc., and Cantor Fitzgerald & Co. as representatives of the several underwriters (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of the Notes. On June 30, 2026, the Underwriters elected to exercise in full the over-allotment option.

On July 6, 2026, the Company issued an additional $37.5 million aggregate principal amount of Notes pursuant to the exercise in full of the over-allotment option granted by the Company to the Underwriters (the “Greenshoe Exercise”). The aggregate principal amount of Notes sold in the Offering was $287.5 million, inclusive of the $37.5 million aggregate principal amount of Notes issued pursuant to the Greenshoe Exercise.

The Company estimates that the net proceeds from the Offering, inclusive of the Notes issued pursuant to the Greenshoe Exercise, will be approximately $277.6 million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by the Company. The Company used the net proceeds from the Greenshoe Exercise to pay the approximately $2.2 million cost of the additional capped call transactions described below and expects to use the remaining net proceeds from the Greenshoe Exercise for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, which automatically became effective upon filing (File No. 333-285621), including the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act, dated June 25, 2026, to the prospectus contained in the registration statement.

The Notes were issued pursuant to an indenture, dated June 30, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the first supplemental indenture, dated as of June 30, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes issued pursuant to the Greenshoe Exercise have the same terms as the previously issued Notes. The Notes are general unsecured obligations of the Company and will bear interest at a rate of 0.75% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The Notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2032 only upon satisfaction of one or more of the following conditions: (1) at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), exceeds 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such calendar quarter; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after April 1, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Class A common stock, or a combination of cash and shares of Class A common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

A summary of the material terms of the Indenture and the Notes is contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2026 (the “Prior 8-K”), which descriptions are incorporated herein by reference. The description of the Indenture and of the Notes included herein and in the Prior 8-K do not purport to be complete and are qualified in their entirety by reference to the complete text of the Base Indenture and the Supplemental Indenture and the form of note attached thereto, which were filed as exhibits to the Prior 8-K and are incorporated herein by reference.

Capped Call Transactions

On July 1, 2026, in connection with the Greenshoe Exercise, the Company entered into additional capped call transactions with an affiliate of one of the underwriters and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.2 to the Prior 8-K and which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $10.4580 per share (which represents a premium of 80.0% over the last reported sale price of the Class A common stock on The New York Stock Exchange on June 25, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Item 8.01	Other Events.

On July 6, 2026, the Company issued a press release announcing the issuance of the additional Notes pursuant to the Greenshoe Exercise and the entry into the additional capped call confirmations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s expectations regarding the use of the remaining net proceeds from the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends, and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the caption “Risk Factors,” including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated July 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Date: July 6, 2026	By:	/s/ Philippe Sauvage
	Name:	Philippe Sauvage
	Title:	Chief Financial Officer